Exhibit 99.1
VMware Names Karen Dykstra as CFO; Zane Rowe to Depart Company

PALO ALTO, CA., May 25, 2023 – VMware (NYSE: VMW), a leading innovator in enterprise software, today announced that Karen Dykstra will take on the role as chief financial officer and executive vice president in addition to her current role as a member of the VMware Board of Directors. Current VMware CFO and EVP Zane Rowe will be leaving the company, effective June 9, 2023.

“I am thrilled to have Karen take on the role of CFO where we will benefit from her robust experience as a VMware Board Member and former CFO as well as her business acumen and leadership skills,” said Raghu Raghuram, VMware CEO. “On behalf of the Board of Directors and the VMware team, I’d like to thank Zane for his numerous accomplishments and leadership since joining VMware in 2016, especially for his efforts in helping to transform the company to a Subscription and SaaS model to better serve our customers.”

“Having been a member of the VMware Board since 2016, I am pleased to now take on the CFO role and work even more closely with the executive team and company,” commented Karen Dykstra. “VMware’s focus on helping its customers navigate this multi-cloud era, its tremendous innovation engine and its unique culture are all reasons for me to join as CFO and help lead the company.”

Dykstra has substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, as well as a deep understanding of accounting principles and financial reporting rules and regulations. As noted, she is currently a member of the Board of Directors of VMware, a role she has held since March 2016. Prior to accepting this role, she was also the Chair of both the Audit Committee and the Nominating, Governance and Related Persons Transactions Committee of the VMware Board.

Additionally, Dykstra previously made a transition from service on a board of directors to CFO while at AOL, Inc., where she served on the AOL board of directors including as the chair of its Audit Committee and then as CFO of AOL. Prior to AOL, Dykstra was a partner of Plainfield Asset Management LLC (“Plainfield”), an asset management company, and she served as CFO and chief operating officer of Plainfield Direct LLC, Plainfield’s business development company. She previously spent over 25 years with Automatic Data Processing, Inc., most recently serving as CFO.

“VMware continues to help customers navigate this multi-cloud era; that is job number one. Karen will serve as a strong CFO to help steer the company financially. Her familiarity with the company, its culture and how it runs its business, will enable her to step in quickly and efficiently,” commented Paul Sagan, Lead Independent Director, VMware Board of Directors.

###

Definitive Agreement to be Acquired by Broadcom
VMware entered into a definitive agreement to be acquired by Broadcom Inc. (“Broadcom”) on May 26, 2022. The transaction, which is expected to be completed in Broadcom's fiscal year 2023, is subject to the receipt of regulatory approvals and other customary closing conditions. Please refer to the May 26, 2022 announcement entitled, “Broadcom to Acquire VMware for Approximately $61 Billion in Cash and Stock,” available on news.vmware.com.

About VMware
VMware is a leading provider of multi-cloud services for all apps, enabling digital innovation with enterprise control. As a trusted foundation to accelerate innovation, VMware software gives businesses the flexibility and choice they need to build the future. Headquartered in Palo Alto, California, VMware is committed to building a better future through the company’s 2030 Agenda. For more information, please visit vmware.com/company.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the timing of VMware’s CFO transition; expected benefits to customers, partners and stockholders of VMware’s executive leadership and board of directors changes, strategy, offerings, and partnerships; and the proposed acquisition of VMware by Broadcom, related timing of its consummation and benefits to customers of combined VMware and Broadcom solutions. Actual results could differ materially from those projected in the forward-looking

Exhibit 99.1
statements as a result of certain risk factors, including but not limited to: (1) the satisfaction of the conditions precedent to consummation of the proposed acquisition, and the ability to consummate the proposed acquisition, on a timely basis or at all; (2) business disruption following the announcement of the proposed acquisition, including disruption of current plans and operations; (3) disruptions resulting from key management changes and difficulties in retaining and hiring key personnel and employees, including due to the proposed acquisition; (4) the ability of VMware to transition its business model and adapt its offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings and its subscription and SaaS portfolio; (5) the continued risk of on-going and new litigation and regulatory actions, including the outcome of any legal proceedings related to the proposed acquisition; (6) rapid technological changes in the virtualization software, cloud, end user, edge security and mobile computing and telecom industries; (7) the uncertainty of VMware’s customers’ acceptance of and ability to transition to emerging technologies and new offerings and computing strategies in the industries in which VMware competes; and (8) other impacts to VMware’s business, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.